Exhibit 99.1

Lexaria Announces Attendance at Two Cannabis Investment Conferences, and Issues Shares for Debt

Kelowna, BC / August 29, 2017 / Lexaria Bioscience Corp (OTCQB:LXRP) (CSE:LXX) (the “Company” or “Lexaria”) announces it is attending and exhibiting at the Investorshub International Cannabis Conference in Los Angeles on September 1-2, held at the JW Marriott downtown. Chris Bunka, CEO of Lexaria, will be giving a presentation on the latest technology available to benefit the cannabis industry.

On September 7-8, Lexaria is attending and exhibiting at The Institutional Capital & Cannabis Conference (East) in Miami Beach. This conference is targeted at high net worth investors, family offices and institutions as an East Coast follow up to an earlier sold-out event in California.

Meanwhile, Lexaria has received and executed a notice of conversion related to certain convertible debt, extinguishing a $45,000 convertible debt plus interest for 307,500 restricted common shares at the contracted conversion price of US$0.15. Lexaria has also issued 32,433 common shares to settle US$12,000 of debt to a director, at a conversion price of US$0.37 per share.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Lexaria

Lexaria Bioscience Corp. has developed and out-licenses its disruptive technology that promotes healthier ingestion methods, lower overall dosing and higher effectiveness of lipophilic active molecules. Lexaria has multiple patents pending in over 40 countries around the world and was granted its first patents in the USA and in Australia related to edible forms of cannabinoids. Lexaria’s technology provides increases in intestinal absorption rates; more rapid delivery to the bloodstream; and important taste-masking benefits, for orally administered bioactive molecules including cannabinoids, vitamins, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine and other molecules.

www.lexariabioscience.com
FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Bioscience Corp
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: that any additional stock warrants or stock options will be exercised. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance that Lexaria will successfully complete any other contemplated or existing technology license agreements. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). Lexaria Energy Foods and ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.